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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant To Section 13 or 14(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) JULY 30, 2002
                                                          -------------

                            PSYCHEMEDICS CORPORATION
                       ----------------------------------
             (Exact Name of Registrant As Specified In Its Charter)

                                    DELAWARE
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                 (State if Other Jurisdiction of Incorporation)

                1-13738                                 58-1701987
           ------------------                      --------------------
        (Commission File Number)           (I.R.S. Employer Identification No.)

1280 Massachusetts Ave., Suite 200, Cambridge, MA             02138
-------------------------------------------------             -----
     (Address of Principal Executive Offices)               (Zip Code)

                                 (617-868-7455)
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On July 30, 2002, the stockholders of Psychemedics Corporation, a Delaware corporation (the "Company") approved a one-for-four reverse split of the issued and outstanding common stock of the Company (the "Reverse Split"). The Reverse Split became effective at 12:01 a.m. EDT on Thursday, August 1, 2002 (the "Effective Time"). Pursuant to the Reverse Split, every 4 shares of the Company's issued and outstanding common stock at the Effective Time were converted into 1 share of common stock. Fractional shares of stock will not be issued as a result of the Reverse Split. Stockholders who would otherwise receive a fractional share of common stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares, based on the closing price of the common stock on July 31, 2002. The Reverse Split reduced the number of shares outstanding from approximately 20 million to approximately 5 million.

         On July 30, 2002, the Company issued a press release announcing the approval of the Reverse Split. The press release is attached hereto as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)      Financial Statements of Business Acquired - Not Applicable

            (b)      Pro Forma Financial Information - Not applicable

            (c)      Exhibits

            The following exhibits are filed herewith:

            99.1     Press Release dated July 30, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PSYCHEMEDICS CORPORATION
Dated: August 1, 2002


                                    By: /s/ Peter C. Monson
                                        ----------------------------------------
                                        Peter C. Monson, Chief Financial Officer




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